EXHIBIT 23.1
                             ------------


             [GERSON, PRESTON, ROBINSON & COMPANY, P.A.
       CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS LETTERHEAD]


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We have previously issued our report, accompanying the consolidated financial statements, incorporated herein by reference of the Registrant in its previously filed 10 KSB filed on July 11, 2002 (for the year ending March 30, 2002). Our report covered the consolidated balance sheet of BEVsystems International, Inc. and Subsidiaries as of March 30, 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission by the Registrant.



                         /s/Gerson, Preston, Robinson & Company, P.A.


                         GERSON, PRESTON, ROBINSON & COMPANY, P.A.
                         CERTIFIED PUBLIC ACCOUNTANTS
September 27, 2002
Miami, Florida